POWER OF ATTORNEY

	Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints each of Thomas M. Kitchen, Lewis J. Derbes, Jr., Michael G. Hymel, Angela M. Lacour, Brenda K. Gibbs and Kelly C. Simoneaux, signing individually, as the Reporting Person's true and lawful attorney-in-fact to:

	(1)     prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the
Securities Exchange Act of 1934 or any rule or regulation of the SEC;

	(2)     execute for and on behalf of the Reporting Person, in the Reporting
Person's capacity as an officer or director of Stewart Enterprises, Inc. (the
"Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

	(3)     execute for and on behalf of the Reporting Person, in the Reporting
Person's capacity as a security holder of the Company selling securities of the
Company in accordance with Rule 144 under the Securities Act of 1933, a Form
144;

	(4) do and perform any and all acts for and on behalf of the Reporting Person that may be necessary or desirable to complete and execute any such Form ID, 3, 4, 5 or 144 and timely file such form with the United States Securities and Exchange Commission, and any stock exchange or similar authority; and

	(5)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such items and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the Reporting Person, are not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934 or Rule 144 under the Securities Act of 1933.

	This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4, 5 or 144 with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed this 17 day of April, 2012.



Kelly Milberger